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                  TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                               AND SUBSIDIARY

                                 EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                                    Three Months Ended
                                                        January 31,
                                               1 9 9 7             1 9 9 6
                                               -------             -------
Primary earnings:

Net income                                   $   151,442        $   166,549

Shares:
  Weighted common shares outstanding           7,938,223          7,499,400
  Harriman options                                    --            113,223
  Employee stock options                              --            453,493
  B warrants                                          --             70,187
  Underwriter options                                 --             34,550
                                             -----------        -----------

Total weighted shares outstanding              7,938,223          8,170,853
                                             -----------        -----------

Primary earnings per common share            $       .02        $       .02
                                             ===========        ===========

Fully diluted earnings:

Net income                                   $   151,442        $   166,549

Shares:
  Weighted common shares outstanding           7,938,223          7,499,400
  Harriman options                                    --            113,223
  Employee stock options                              --            453,493
  B warrants                                          --             70,187
  Underwriter options                                 --             34,550
                                             -----------        -----------

Total weighted shares outstanding              7,938,223          8,170,853
                                             -----------        -----------

Fully diluted earnings per common share      $       .02        $       .02
                                             ===========        ===========
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